CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Chesapeake Utilities Corporation, as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



                                            PRICEWATERHOUSECOOPERS, LLP

Baltimore, Maryland
September 30, 1998






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